EXHIBIT 5
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT, made as of January 27, 1993, between CFB MarketWatch Funds, a Massachusetts business trust (herein called the "Trust"), and Central Fidelity Bank, a state-chartered banking corporation having its principal place of business in Richmond, Virginia (herein called the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to newly created investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto, as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively as the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws (including the Glass-Steagall Act) and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   Appointment.   The Trust hereby appoints the Investment Adviser to act as
     -----------
     investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2.   Delivery of Documents.   The Trust has furnished the Investment Adviser
     ---------------------
     with copies properly certified or authenticated of each of the following:

     (a) the Trust's Declaration of Trust, dated June 4, 1992, and filed with the Secretary of State of Massachusetts on June 4, 1992, and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     (b)  the Trust's By-Laws and any amendments thereto;

     (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;




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     (d)  the Trust's Notification of Registration on Form N-8A under the 1940
          Act as filed with the Securities and Exchange Commission on June 5, 1992, and all amendments thereto;

     (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

     (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

     The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3.   Management.   Subject to the supervision of the Trust's Board of Trustees,
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     the Investment Adviser will provide a continuous investment program for the
     Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

     (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

     (c) will not make loans to any person to purchase or carry units of beneficial interest ("shares") in the Trust or make loans to the Trust;

     (d) will place or cause to be placed orders for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in




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          its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to The Winsbury Company, the Investment Adviser, or any affiliated person of the Trust, The Winsbury Company or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

     (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request;

     (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

     (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

     (h) will comply with the self-custody requirements of the 1940 Act and Rule 17f-2 thereunder; and

     (i) will promptly review all (1) current security reports, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of a Fund's shares less cash needed for redemptions and settlement of portfolio purchases) upon receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days.




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4.   Services Not Exclusive.   The investment management services furnished by
     ----------------------
     the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5.   Books and Records.   In compliance with the requirements of Rule 31a-3
     -----------------
     under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.   Expenses.   During the term of this Agreement, the Investment Adviser will
     --------
     pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

7.   Compensation.   For the services provided and the expenses assumed pursuant
     ------------
     to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligations of each Fund to pay the above-described fee to the Investment Adviser will begin as of the respective dates of the initial public sale of shares in such Fund. The fee attributable to each Fund shall be the obligation of the Fund and not of any other Fund.

     If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to The Winsbury Company under the Management and Administration Agreement between The Winsbury Company and the Trust. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment
     --------  -------
     Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

8.   Limitation of Liability.   The Investment Adviser shall not be liable for
     -----------------------
     any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful




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     misfeasance, bad faith or gross negligence on the part of the Investment
     Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.   Term, Duration and Termination. This Agreement shall become effective with
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     respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until March 31, 1994. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, provided such continuance is specifically approved at least annually
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     (a) by the vote of a majority of those members of the Trust's Board of
     Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

10.  Investment Adviser's Representations.   The Investment Adviser hereby
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     represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

11.  Amendment of this Agreement.   No provision of this Agreement may be
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     changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.  Governing Law.   This Agreement shall be governed by and provisions shall
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     be construed in accordance with the laws of the Commonwealth of
     Massachusetts.

13.  Limitation of Liability of Trustees and Shareholders. The names "CFB
     ----------------------------------------------------
     MarketWatch Funds" and "Trustees of CFB MarketWatch Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time




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     to time under an Agreement and Declaration of Trust dated as of June 4,
     1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "CFB MarketWatch Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                           -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        CENTRAL FIDELITY BANK

                                        By:/s/James W. Coeinger
                                           -------------------------------------

                                        Title:Executive Vice President
                                              ----------------------------------




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                                                        Dated:  January 27, 1993

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                        between CFB MarketWatch Funds and
                              Central Fidelity Bank

     Name of Fund                                      Compensation*
     ------------                                      -------------

CFB MarketWatch
U.S. Treasury Money Market Fund         Annual rate of fifty one-hundredths of
                                        one percent (.50%) of the average daily
                                        net assets of the CFB MarketWatch U.S.
                                        Treasury Money Market Fund.

CFB MarketWatch
Short-Term Fixed Income Fund            Annual rate of seventy four one-
                                        hundredths of one percent (.74%) of the
                                        average daily net assets of the CFB
                                        MarketWatch Short-Term Fixed Income
                                        Fund.

CFB MarketWatch
Intermediate Fixed Income Fund          Annual rate of seventy four one-
                                        hundredths of one percent (.74%) of the
                                        average daily net assets of the CFB
                                        MarketWatch Intermediate Fixed Income
                                        Fund.

CFB MarketWatch
Virginia Municipal Bond Fund            Annual rate of seventy four one-
                                        hundredths of one percent (.74%) of the
                                        average daily net assets of the CFB
                                        MarketWatch Virginia Municipal Bond
                                        Fund.

CFB MarketWatch
Equity Fund                             Annual rate of one percent (1.00%) of
                                        the average daily net assets of the CFB
                                        MarketWatch Equity Fund.

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                           -------------------------------------

                                        Title:President
                                              ----------------------------------

                                        CENTRAL FIDELITY BANK

                                        By:/s/James W.Coeinger
                                           -------------------------------------

                                        Title:Executive Vice President
                                              ----------------------------------

*All fees are computed daily and paid monthly.